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                                                                    EXHIBIT 10.2

                                                                       7/23/2004
                                                          Non-Employee Directors

                                 UGI CORPORATION
                      2004 OMNIBUS EQUITY COMPENSATION PLAN
                             STOCK UNIT GRANT LETTER

This STOCK UNIT GRANT LETTER is dated as of January 8, 2004 (the "Date of Grant") and delivered by UGI Corporation ("UGI"), to _________________ (the "Participant").

                                    RECITALS

      The UGI Corporation 2004 Omnibus Equity Compensation Plan (the "Plan") provides for the grant of stock units with respect to shares of common stock of UGI ("Shares"). The Board of Directors of UGI (the "Board") has decided to make a stock unit grant to the Participant.

      NOW, THEREFORE, the parties to this Grant Letter, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Units.

      (a) Subject to the terms and conditions set forth in this Grant Letter, the Board hereby awards the Participant an award of 1,275 Stock Units (as defined below). The Stock Units are granted with Dividend Equivalents (as defined below).

      (b) UGI shall keep records in an Account (as defined below) to reflect the number of Stock Units and Dividend Equivalents credited to the Participant. Fractional Stock Units shall accumulate in the Participant's Account and shall be added to other fractional Stock Units to create whole Stock Units.

2. Dividend Equivalents with Respect to Stock Units.

      (a) Crediting of Dividend Equivalents. From the Date of Grant until the Participant's Account has been fully distributed, on each payment date for a dividend paid by UGI on its Shares, UGI shall credit to the Participant's Account an amount equal to the Dividend Equivalent associated with the Stock Units credited to the Participant on the record date for the dividend.

      (b) Conversion to Stock Units. On the last day of each Plan Year (as defined below), the amount of the Dividend Equivalents credited to the Participant's Account during that Plan Year shall be converted to a number of Stock Units, based on the Unit Value (as defined below) on the last day of the Plan Year. In the event of a Change of Control (as defined in the Plan) or in the event the Participant dies or Separates from Service (as defined below) prior to the last day of the Plan Year, as soon as practicable following such event, and in no event later than the date on which Stock Units are redeemed in accordance with Section 3, UGI shall convert the amount of Dividend Equivalents previously credited to the Participant's Account during the Plan Year to a number of Stock Units based on the Unit Value on the date of such Change of Control, death or Separation from Service.

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3. Events Requiring Redemption of Stock Units.

      (a) Redemption. UGI shall redeem Stock Units credited to the Participant's Account at the times and in the manner prescribed by this Section 3. Except as described in subsection (d) below, redemptions shall be made by issuing to the Participant a number of Shares equal to the number of Stock Units being redeemed; provided, however, that any fractional Stock Units credited to a Participant's Account shall be paid in cash in an amount equal to the Unit Value of such fractional Stock Unit at the redemption date.

      (b) Separation from Service or Death. In the event the Participant Separates from Service or dies, UGI shall redeem all the Stock Units then credited to the Participant's Account as soon as practicable following the Participant's Separation from Service or death. In the event of death, the redemption amount shall be paid to the Participant's estate.

      (c) Elections. The Participant may elect to defer receipt of the redemption amount payable pursuant to subsection (b) upon Separation from Service, until the Participant attains a specific age, not to exceed the age of the Participant in January of the Plan Year following his or her attainment of age 72. In addition, the Participant may elect to receive such payment in (i) a single distribution or (ii) annual or quarterly installments over a period not to exceed 20 years. Both such elections must be made at least 13 months before the Participant's Separation from Service, or at such earlier date as UGI shall require.

      (d) Change of Control. Unless otherwise provided by the Board, in the event of a Change of Control, UGI shall redeem all the Stock Units then credited to the Participant's Account. Such redemption amount shall be paid in cash. The amount paid shall equal the product of the number of Stock Units being redeemed multiplied by the Unit Value at the date of the Change of Control. The Participant may elect to defer receipt of such payment until he or she attains a specified age, not to exceed the age of the Participant in January of the Plan Year following his or her attainment of age 72. In addition, the Participant may elect to receive such payment in (i) a single distribution or (ii) annual or quarterly installments over a period not to exceed 20 years. Both such elections must be made at least 13 months before the Change of Control, or at such earlier date as UGI shall require.

      (e) Installments. Dividend Equivalents will be credited to the Participant's Account in accordance with Section 2 until the full amount of the Participant's Account has been distributed. Each installment payment shall be calculated by dividing the Participant's total Account balance as of such payment date by the number of payments remaining in the installment period.

      (f) Acceleration. The Board may at any time accelerate the redemption of outstanding Stock Units under such circumstances as the Board deems appropriate.

4. Definitions. For purposes of this Grant Letter, the following terms will have the meanings set forth below:

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      (a) "Account" means UGI's bookkeeping account established pursuant to
Section 1, which reflects the number of Stock Units and the amount of Dividend Equivalents standing to the credit of the Participant.

      (b) "Dividend Equivalent" means an amount determined by multiplying the number of Shares subject to Stock Units by the per-share cash dividend, or the per-share fair market value of any dividend in consideration other than cash, paid by UGI on its common stock.

      (c) "Plan Year" means the calendar year.

      (d) "Separates from Service" means the Participant's termination of service as a non-employee director and as an employee of UGI for any reason other than death.

      (e) "Stock Unit" means the right of the Participant to receive a Share of UGI common stock, or an amount based on the value of a Share of UGI common stock, subject to the terms and conditions of this Grant Letter and the Plan.

      (f) "Unit Value" means, at any time, the value of each Stock Unit, which value shall be equal to the Fair Market Value (as defined in the Plan) of a Share on such date.

5. Taxes. All obligations of UGI under this Grant Letter shall be subject to the rights of UGI as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.

6. Conditions. The obligation of UGI to deliver Shares shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares to the Participant pursuant to this Grant Letter is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan and the Terms and Conditions established by the Committee with respect to the Plan, both of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to
(i) the registration, qualification or listing of the Shares issued under the Plan, (ii) changes in capitalization of UGI and (iii) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant Letter pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Shareholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant's death, shall have any of the rights and privileges of a

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shareholder with respect to Shares, until certificates for Shares have been issued upon payment of Stock Units. The Participant shall not have any interest in any fund or specific assets of UGI by reason of this award or the Stock Unit account established for the Participant.

9. Assignment and Transfers. The rights and interests of the Participant under this Grant Letter may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. If the Participant dies, any payments to be made under this Grant Letter after the Participant's death shall be paid to the Participant's estate. The rights and protections of UGI hereunder shall extend to any successors or assigns of UGI and to UGI's parents, subsidiaries, and affiliates.

10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

11. Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI's headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of UGI, or to such other address as the Participant may designate to UGI in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

      IN WITNESS WHEREOF, the parties have executed this Stock Unit Grant Letter as of the Date of Grant.

Attest:                                  UGI Corporation

______________________________           By:____________________________________
Corporate Secretary                           Robert H. Knauss
                                              Vice President and General Counsel

I hereby acknowledge receipt of the Plan and the Terms and Conditions incorporated herein. I accept the Performance Units described in this Grant Letter, and I agree to be bound by the terms of the Plan, including the Terms and Conditions, and this Grant Letter. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding on me and any other person having or claiming a right under this Grant.

____________________________
Participant

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